                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

            NUTRACEUTICAL INTERNATIONAL CORPORATION
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
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                ----------------------------------------------------------
           (5)  Total fee paid:
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/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
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                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                    NUTRACEUTICAL INTERNATIONAL CORPORATION
          ------------------------------------------------------------
                       1400 Kearns Boulevard, 2(nd) Floor
                             Park City, Utah 84060

                                January 28, 2000

To our Stockholders:

    You are cordially invited to the 2000 Annual Meeting of Stockholders ("Annual Meeting") for Nutraceutical International Corporation ("Nutraceutical" or the "Company").

------------------------------------------
------------------------------------------

DATE:            TUESDAY, FEBRUARY 29,
                 2000

TIME:            9:00 A.M.

PLACE:           PARK CITY MARRIOTT
                 1895 SIDEWINDER DRIVE
                 PARK CITY, UT 84060
------------------------------------------
------------------------------------------

    At the Annual Meeting, you will have the opportunity to vote to:

    - Elect two directors; and

    - Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent certified public accountants for the fiscal year ending September 30, 2000.

    In addition to the formal items of business, Nutraceutical will review the major developments of fiscal 1999 and answer questions that you may have about the Company and its activities.

    This letter is your notice of the Annual Meeting and is being sent to stockholders of record as of the close of business on January 10, 2000, who are the only holders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE MEETING, YOU MAY PERSONALLY VOTE, WHICH WILL REVOKE YOUR SIGNED PROXY. YOU MAY ALSO REVOKE YOUR PROXY AT ANY TIME BEFORE THE MEETING BY FOLLOWING THE INSTRUCTIONS IN THE PROXY STATEMENT ("PROXY").

    We look forward to seeing you at the meeting.

                                                       Sincerely,

                                                       Frank W. Gay II
                                                       CHAIRMAN OF THE BOARD
                                                       AND CHIEF EXECUTIVE OFFICER

          ------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                            PROXY STATEMENT FOR THE
                    NUTRACEUTICAL INTERNATIONAL CORPORATION
                      2000 ANNUAL MEETING OF STOCKHOLDERS

----------------------------------------------------------------------
----------------------------------------------------------------------

                               TABLE OF CONTENTS

WHERE CAN I GET MORE INFORMATION?...........................         i

PROXY STATEMENT FOR THE NUTRACEUTICAL INTERNATIONAL
  CORPORATION
  2000 ANNUAL MEETING OF STOCKHOLDERS.......................         1

-INFORMATION ABOUT THE ANNUAL MEETING AND VOTING............         1
    *About this Proxy Statement.............................         1
    *Number of Votes........................................         1
    *The Quorum Requirement.................................         1
    *Voting by Proxy........................................         1
    *Revoking Your Proxy....................................         2
    *Voting In Person.......................................         2
    *Approving the Proposals................................         2
        -Proposal I.........................................         2
        -Proposal II........................................         2
        -The Effect of Broker Non-Votes.....................         2
    *The Cost of Soliciting Proxies.........................         2

-PROPOSALS..................................................         3
    *Proposal I:   Electing Directors.......................         3
    *Proposal II:  Ratifying the Appointment of
    PricewaterhouseCoopers LLP as the
                 Company's Independent Certified Public
    Accountants for the Fiscal Year
                 Ending September 30, 2000..................         3

-THE BOARD OF DIRECTORS.....................................         3
        -Class II Directors (Nominated for Election)........         4
        -Class III Directors (Term Expiring at the 2001
        Annual Meeting).....................................         4
        -Class I Directors (Term Expiring at the 2002 Annual
        Meeting)............................................         5
    *Committees of the Board................................         5
    *Director Compensation..................................         5
    *Compensation Committee Interlocks and Insider
     Participation..........................................         6
    *Certain Relationships and Related Transactions.........         6
        -Transaction Services Agreement.....................         6
        -Indemnification of Directors and Officers..........         6
        -Agreements Among Securityholders...................         6
    *Compliance With Section 16(a) Beneficial Ownership
     Reporting Requirements in 1999.........................         6

-PRINCIPAL STOCKHOLDERS.....................................         7

-MANAGEMENT COMPENSATION....................................         8
    *General................................................         8
    *Summary Compensation Table.............................         8
    *Option Grants in Last Fiscal Year......................         8
    *Aggregated Option Exercises in Last Fiscal Year and
     Fiscal Year End Option Values..........................         9
        -Stock Plans........................................         9
          1995 Stock Plan...................................         9
          1998 Stock Incentive Plan.........................         9
          Employee Stock Purchase Plan......................         9
          Non-Employee Director Stock Option Plan...........        10
          401(k) Plan.......................................        11

-COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION....        11

-PERFORMANCE GRAPH..........................................        12

-SUBMISSION OF STOCKHOLDERS' PROPOSALS AND ADDITIONAL
  INFORMATION...............................................        13

                       WHERE CAN I GET MORE INFORMATION?

    Nutraceutical files annual, quarterly and special reports, proxy statements and other information with the SEC. Nutraceutical's SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document Nutraceutical files with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549,
7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may also obtain copies of any document Nutraceutical files at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

    Enclosed with this Proxy is a copy of Nutraceutical's Annual Report on Form 10-K for the fiscal year ended September 30, 1999, along with the accompanying financial statements and schedules. If you would like copies of any other recently filed documents, please direct your request to Investor Relations, Nutraceutical International Corporation, 1400 Kearns Boulevard,
2nd Floor, Park City, Utah 84060.

                            PROXY STATEMENT FOR THE
                    NUTRACEUTICAL INTERNATIONAL CORPORATION
                      2000 ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

PROXY STATEMENT

    You have been sent this Proxy Statement and the enclosed proxy card because Nutraceutical's Board of Directors is soliciting your proxy to vote at the 2000 Annual Meeting of Stockholders. This Proxy Statement summarizes the information that you will need in order to vote at the Annual Meeting. However, you need not attend the Annual Meeting in order to vote your shares. You may instead simply complete, sign and return the enclosed proxy card to register your vote.

    This Proxy Statement and the enclosed proxy card were sent on January 28, 2000 to all stockholders who owned Nutraceutical common stock at the close of business on January 10, 2000, who are the only stockholders entitled to vote at the Annual Meeting. For ten days prior to the Annual Meeting, a list of Nutraceutical's stockholders will be open for examination at Nutraceutical's headquarters by any stockholder for any reason relating to the meeting. As of the record date, there were 11,797,718 shares of Nutraceutical common stock outstanding.

NUMBER OF VOTES

    Each share of Nutraceutical common stock entitles you to one vote on each proposal at the Annual Meeting. The enclosed proxy card indicates the number of shares of Nutraceutical common stock that you own.

THE QUORUM REQUIREMENT

    At the Annual Meeting, inspectors of election will determine whether there is a quorum present. A quorum is required to conduct any business at the Annual Meeting. For a quorum to be present, the holders of a majority of the outstanding shares of common stock must be present in person or by proxy. If you mark your proxy card "abstain," or if your proxy vote is held in street name by your broker and it is not voted on all proposals, your proxy vote will nonetheless be counted as present for purposes of determining a quorum.

VOTING BY PROXY

    Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

    If you fill out your proxy card properly and return it in time to vote, your shares will be voted as you have directed. If you sign the proxy card but do not make any specific indications of how you wish to vote, a proxy representative will vote your shares:

    - "FOR" the election of the two nominees for Class II Director; and

    - "FOR" ratifying the appointment of PricewaterhouseCoopers LLP as the Company's independent certified public accountants for the fiscal year ending September 30, 2000.

    If any other matter is presented at the Annual Meeting, your shares will be voted in accordance with the proxy representative's best judgement. Presently, the Company knows of no matters to be addressed at the Annual Meeting beyond those described in this Proxy.

REVOKING YOUR PROXY

    If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in the following ways:

    - You may send in another proxy with a later date.

    - You may notify Nutraceutical's Assistant Vice President of Legal Affairs in writing before the Annual Meeting.

    - You may attend the meeting and vote in person.

VOTING IN PERSON

    If you plan to attend the Annual Meeting and vote in person, you will be given a ballot when you arrive. However, if your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on January 10, 2000, the record date for voting.

APPROVING THE PROPOSALS

    PROPOSAL I:  ELECTING TWO CLASS II DIRECTORS

    At the Annual Meeting, the two nominees for Director receiving the greatest number of votes cast in person or by proxy will be elected. If you are present and do not vote, or if you send in your proxy marked "withheld," your vote will have no impact on the election of those directors as to whom you have withheld votes.

    PROPOSAL II:  RATIFYING THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE
                  COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2000

    In order to be approved, all other matters to be voted on, including ratifying the appointment of independent certified public accountants, require the affirmative vote of a majority of the shares entitled to vote at the meeting, cast either in person or by proxy. If you attend the meeting but do not vote, or if you send in your proxy marked "abstain," your abstention will have no impact on the appointment of independent accountants.

    THE EFFECT OF BROKER NON-VOTES

    Under the rules of The Nasdaq Stock Market, if your broker holds your shares in its name, the broker will be entitled to vote your shares on the proposals even if it does not receive instructions from you. If your broker does not vote your shares on either of the proposals, such "broker non-votes" will not be counted for purposes of determining whether the proposal has received enough affirmative votes to be approved.

THE COST OF SOLICITING PROXIES

    Nutraceutical will pay all of the costs of soliciting these proxies. In addition to mailing proxy solicitation material, Nutraceutical's directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. Nutraceutical will not compensate these directors and employees additionally for this solicitation, but Nutraceutical may reimburse them for any out-of-pocket expenses that they incur in the process of soliciting the proxies. Nutraceutical will arrange for brokers and other custodians, nominees and fiduciaries to forward the solicitation materials to their principals, and Nutraceutical will reimburse them for any out-of-pocket expenses that they reasonably incur in the process of forwarding the materials.

                                   PROPOSALS

    The Nutraceutical Board of Directors (referred to collectively as "Board" and individually as "Director") is soliciting your vote with respect to each of the following proposals. The Company does not expect any other matters to come before the meeting; however, if another matter is voted upon, your shares will be voted in accordance with your proxy representative's best judgment. The Board recommends that you vote "FOR" each of the following proposals:

PROPOSAL I:  ELECTING DIRECTORS

    The Board has nominated Michael D. Burke and James D. Stice, Ph.D., as Class II directors to be elected at the Annual Meeting. Certain information regarding these nominees and each of the other directors is set forth below under the caption "The Board of Directors." If you elect them, Mr. Burke and Mr. Stice will hold office until the annual meeting in 2003, or until their successors have been elected.

    The Company knows of no reason why any of these nominees may be unable to serve as a Director. If a nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If any Director resigns, dies or is otherwise unable to serve out a complete term, or the Board increases the number of directors, the Board may fill the vacancy through a majority vote of those serving at that time.

PROPOSAL II:  RATIFYING THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE
              COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2000

    The Board has appointed PricewaterhouseCoopers LLP as the independent certified public accountants for Nutraceutical. If this appointment is approved, PricewaterhouseCoopers LLP will audit the books and accounts of Nutraceutical for the year ending September 30, 2000. PricewaterhouseCoopers LLP audited the financial statements of Nutraceutical for the year ended September 30, 1999. The Company expects representatives of PricewaterhouseCoopers LLP to attend the Annual Meeting, where they will have the opportunity to make a statement if they wish, and where they will be available to answer any relevant questions that you may have.

    If the appointment of PricewaterhouseCoopers LLP as independent certified public accountants for fiscal 2000 is not ratified by stockholders, the adverse vote will be considered a direction to the Board to consider other accountants for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment for fiscal 2000 will stand unless the Board finds other good reason for making the change.

                             THE BOARD OF DIRECTORS

    The Board oversees the business and other affairs of Nutraceutical and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in the day-to-day operations of Nutraceutical. Board members keep themselves informed through discussions with the chairman of the Board, other key executives and the Company's principal external advisors (such as legal counsel, independent certified public accountants, investment bankers and other consultants) by reading reports and other materials that are sent to them and by participating in Board meetings.

    As of September 30, 1999, seven individuals were serving on the Board. Board members are divided into three classes, and the term of service for each class expires in a different year, with each Director serving a term of three years, or until a successor is elected. Mr. Geoffrey S. Rehnert, who was serving as a Class II Director, resigned from the Board effective December 1, 1999. Alexander

Gordon Bearn, M.D., has not been nominated for re-election as a Director upon the expiration of his term at the Annual Meeting.

    The Board held two meetings during fiscal 1999. Incumbent Board members participated in 75 percent or more of the aggregate of (i) the total number of Board meetings held during their periods of service and (ii) the total number of meetings held by Board committees on which they served during their periods of service.

    CLASS II DIRECTORS (NOMINATED FOR ELECTION)

    MICHAEL D. BURKE, age 55, is director, president and chief executive officer of EOTT Energy Corp., a company engaged in the purchasing, gathering, transporting, trading, storage and resale of crude oil, refined petroleum products, natural gas liquids and related activities. Prior to joining EOTT Energy Corp., Mr. Burke served as president and chief executive officer of M.D. Burke & Co., a venture capital and management consulting firm. Mr. Burke was previously associated with Tesoro Petroleum Corporation as president and chief executive officer from 1992 to 1995. From 1980 to 1992, Mr. Burke held a number of senior executive positions with Texas Eastern Corp., including group vice president-products and president/chief executive officer of TEPPCO Partners, L.P. Mr. Burke received a masters degree in business administration from the University of Texas.

    JAMES D. STICE, PH.D., age 40, is the Distinguished Teaching Professor of Accounting in the School of Accountancy at Brigham Young University ("BYU"). Professor Stice has been at BYU since 1988. He has co-authored three accounting textbooks and published numerous professional and academic articles. In addition, Professor Stice has been involved in executive education for Ernst & Young, BankAmerica Corporation, International Business Machines Corporation, and AngloGold Limited. Professor Stice received a Ph.D. in Accounting from the University of Washington.

    CLASS III DIRECTORS (TERM EXPIRING AT THE 2001 ANNUAL MEETING)

    FRANK W. GAY II, age 54, has served as the Chairman of the Board of Directors of the Company since its inception and as chief executive officer since 1994. Mr. Gay has been a partner of F.W. Gay & Sons, a private equity investment group, from 1967 to present. Mr. Gay received a masters degree in business administration from Harvard Business School.

    ROBERT C. GAY, age 48, has served as a Director of the Company since its inception. He has been a Managing Director of Bain Capital, Inc. ("Bain"), a private equity firm, since 1993 and has been a general partner of Bain Capital Venture Capital since 1989. He is Co-Chairman of the Board of Directors of American Pad & Paper Company and the Vice Chairman of the Board of Directors of IHF Capital, parent of ICON Health and Fitness Inc., a manufacturer and distributor of home health equipment. In addition, Mr. Gay serves as a director of Cambridge Industries, Inc., a manufacturer of automotive parts; GS Technologies Corporation, a manufacturer of specialty steel products; and Alliance Laundry, a manufacturer of industrial laundry equipment. Before joining Bain, Mr. Gay was an executive vice president of General Electric Credit Capital Markets Group and a principal and vice president in Kidder Peabody's Merchant Banking Group. He also taught economics at Harvard University and was a manager at McKinsey & Company. Mr. Gay received a Ph.D. in Business Economics from Harvard University.

    J. STEVEN YOUNG, age 38, has served as a Director of the Company since
May 18, 1998. Mr. Young is a professional athlete who has played quarterback for the San Francisco 49'ers since 1987. He founded the Forever Young Foundation, the Sport, Education and Values Foundation and is the host of the Children's Miracle Network Annual Broadcast. Mr. Young currently serves as a director of PowerBar Inc. and found.com. He is also the corporate spokesperson for several high profile companies, including

Nike, VISA and Novell. He also currently serves as an educational consultant to Sun MicroSystems Corporation. Mr. Young received a J.D. from Brigham Young University.

    CLASS I DIRECTORS (TERM EXPIRING AT THE 2002 ANNUAL MEETING)

    JEFFREY A. HINRICHS, age 42, has served as a Director of the Company, executive vice president and chief operating officer of Nutraceutical since 1994. Before he joined Nutraceutical, Mr. Hinrichs served as President of Solaray, now a subsidiary of Nutraceutical, from 1993 to 1994. Prior to his tenure as President, Mr. Hinrichs served as Chief Financial Officer as well as in other management positions with Solaray from 1984 to 1993. Mr. Hinrichs is a graduate of Weber State University.

    MATTHEW S. LEVIN, age 33, served as a Director of the Company from its inception through January 1995 and also has served from December 1996 to the present. Mr. Levin is a principal with Bain. Mr. Levin joined Bain in 1992 before attending the Harvard Business School from 1994 to 1996. From 1988 to 1991, Mr. Levin was a consultant with Bain & Company, Inc.

COMMITTEES OF THE BOARD

    The Board has two standing committees: the Compensation Committee and the Audit Committee.

    The Compensation Committee includes two independent Board Members, who make decisions regarding salaries, incentive compensation, stock option grants and other matters involving executive officers and key Nutraceutical employees. The Compensation Committee is authorized to provide a general review of and make decisions regarding Nutraceutical's compensation and benefit plans to ensure that they meet corporate objectives. In addition, the Compensation Committee reviews the chief executive officer's recommendations on the compensation of all Nutraceutical officers and Nutraceutical's compensation policies and practices and makes decisions regarding such compensation. Present members of the Compensation Committee are Messrs. Gay II and Levin. The Compensation Committee met three times during fiscal 1999. Mr. Rehnert served on the Compensation Committee until December 1, 1999, at which time he resigned from the Board.

    The Audit Committee makes recommendations to the Board regarding the independent certified public accountants to be nominated for election by the stockholders. The Committee reviews the independence of the accountants, approves the scope of the annual audit activities of the accountants, approves the audit fee for the accountants, and reviews the audit results. PricewaterhouseCoopers LLP currently serves as Nutraceutical's independent certified public accountants. Present members of the Audit Committee are Dr. Bearn and Messrs. Gay II and Young. The Audit Committee met one time during fiscal 1999.

    Nutraceutical has no nominating committee. The Board is responsible for filling vacancies which occur on the Board and for recommending candidates for election as directors at the Annual Meeting.

DIRECTOR COMPENSATION

    Directors who are employees of the Company or are affiliated with its significant stockholders do not receive a salary or an annual retainer for their services. The Company pays non-employee directors not otherwise affiliated with the Company or its significant stockholders ("Non-Employee Directors") a quarterly cash retainer of $5,000. In addition, the Company reimburses all Directors for reasonable expenses incurred in attending Board meetings. Under the Company's 1998 Non-Employee Director Stock Option Plan, each of the Non-Employee Directors has been granted options to purchase 10,000 shares of common stock upon the initial election or appointment to the Board. See "Non-Employee Director Stock Option Plan." Messrs. Robert C. Gay and Levin have not been granted any options and are not compensated by the Company for their service as members of the Board. Directors do not currently receive any additional compensation for committee participation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Robert C. Gay and Levin, Board members, have a professional affiliation with Bain. Messrs. Robert C. Gay and Frank W. Gay II are brothers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    TRANSACTION SERVICES AGREEMENT

    Nutraceutical is party to a transaction services agreement with Bain, pursuant to which Bain may provide advisory services in connection with certain transactions (whether debt or equity) by Nutraceutical or any of Nutraceutical's subsidiaries in exchange for a transaction fee of up to one percent of the aggregate value of each transaction. Nutraceutical is not required to pay any recurring annual management fees under the agreement. Pursuant to the agreement, Bain will provide advisory services and personnel support to help Nutraceutical with the identification, structuring, negotiating and financial analysis of potential transactions. The Company believes that the terms of the agreement are at least as favorable for Nutraceutical as those that could be negotiated with a third party.

    INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Nutraceutical has agreed to provide indemnification for its Board members and executive officers beyond the indemnification provided for in Nutraceutical's Amended and Restated Certificate of Incorporation and Bylaws.

    AGREEMENTS AMONG SECURITYHOLDERS

    Nutraceutical and certain stockholders are parties to a Registration Agreement providing for the registration of certain shares of common stock in future periods.

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS IN
  1999

    Section 16(a) of the Securities Exchange Act of 1934 requires Nutraceutical's Directors, executive officers and greater-than-ten-percent stockholders to file reports with the SEC regarding changes in beneficial ownership of Nutraceutical common stock and to provide Nutraceutical with copies of the reports. Based on the Company's review of these reports and of certifications furnished to us, the Company believes that all of these reporting persons complied with the filing requirements for 1999, except that Leslie M. Brown, Jr., Jeffrey A. Hinrichs and William T. Logan, who purchased shares through the Company's Employee Stock Discount Purchase Plan and/or received stock option grants, filed late Form 5s with respect to such transactions.

                             PRINCIPAL STOCKHOLDERS

    The table below sets forth certain information regarding the equity ownership of the Company as of September 30, 1999 by (i) each person or entity who beneficially owns five percent or more of a class of capital stock,
(ii) each Director and each of the named executive officers and (iii) all directors and executive officers of the Company as a group. Unless otherwise stated, each of the persons named in the table has sole or shared voting and investment power with respect to the securities beneficially owned.

                                                                     SHARES OF
                                                                  COMMON STOCK(a)
                                                              ------------------------
                                                              NUMBER OF    PERCENT OF
NAME                                                            SHARES        CLASS
----                                                          ----------   -----------
5% STOCKHOLDERS
Bain Capital Funds (b)(c)...................................  4,791,116       40.6
Heller Financial, Inc. (d)(e)...............................    690,446        5.5

DIRECTORS AND OFFICERS
Frank W. Gay II.............................................  1,030,986        8.6
Bruce R. Hough..............................................     90,685       *
Jeffrey A. Hinrichs.........................................    255,778        2.2
Gary M. Hume................................................      6,350       *
Leslie M. Brown, Jr.........................................     22,565       *
William T. Logan............................................    152,219        1.3
Robert C. Gay (f)...........................................  4,791,116       40.6
Matthew S. Levin (f)........................................    325,167        2.8
Alexander Gordon Bearn, M.D.................................      5,000       *
J. Steven Young.............................................      5,000       *
All executive officers and directors as a group (nine
  persons)..................................................  6,359,699       52.4

------------------------

 * represents less than 1% of the total.

(a) Calculation of percentage of beneficial ownership assumes the exercise of all warrants and options exercisable within 60 days of the date of the table only by the respective named stockholder.

(b) Includes 2,082,606 shares of common stock held by Bain Capital Fund IV, L.P. ("Fund IV"); 2,383,343 shares of common stock held by Bain Capital Fund IV-B, L.P. ("Fund IV-B"); 157,036 shares of common stock held by BCIP Associates ("BCIP"); and 168,131 shares of common stock held by BCIP Trust Associates, L.P. ("BCIP Trust" and collectively with Fund IV, Fund IV-B and BCIP, the "Bain Capital Funds").

(c) The address of Bain Capital Funds is Two Copley Place, Boston, Massachusetts 02116.

(d) The address of Heller Financial, Inc. is 500 West Monroe, Chicago, Illinois 60661.

(e) Represents warrants to purchase shares of common stock.

(f) All of the shares shown are held by the Bain Capital Funds.

                            MANAGEMENT COMPENSATION

GENERAL

    Executive officers of the Company are elected by and serve at the discretion of the Board. The following table shows information concerning the compensation paid or accrued for the fiscal year ended September 30, 1999 for the chief executive officer and each of the four other most highly compensated executive officers of the Company as of the end of fiscal 1999 (the "Named Executives").

SUMMARY COMPENSATION TABLE

                                                                ANNUAL COMPENSATION
                                           --------------------------------------------------------------
                                                                                               SECURITIES
                                                                              OTHER ANNUAL     UNDERLYING
NAME AND PRINCIPAL POSITION                  YEAR     SALARY(a)    BONUS     COMPENSATION(b)    OPTIONS
---------------------------                --------   ---------   --------   ---------------   ----------
Frank W. Gay II..........................    1999     $270,000    $137,500        $6,400              0
  CHIEF EXECUTIVE OFFICER                    1998      236,250      63,750         9,315         32,000

Bruce R. Hough...........................    1999      160,000      30,000         6,831              0
  PRESIDENT                                  1998      160,000      12,000         7,446         10,000

Jeffrey A. Hinrichs......................    1999      191,250      60,000         7,817          9,000
  EXECUTIVE VICE PRESIDENT                   1998      165,000      30,937         7,933         30,000
  AND CHIEF OPERATING OFFICER

Leslie M. Brown, Jr......................    1999      139,904      39,520         5,960          9,000
  SENIOR VICE PRESIDENT, FINANCE AND         1998      105,635      24,300         5,282         25,000
  CHIEF FINANCIAL OFFICER

William T. Logan.........................    1999      133,750      16,200         5,701          5,000
  SENIOR VICE PRESIDENT, MARKETING AND
    SALES                                    1998      130,000      20,800         6,500         10,000

------------------------
(a) May include amounts earned in a fiscal year but deferred at the named executive officer's election pursuant to the Company's 401(k) Plan.

(b) Includes matching contributions made by the Company under its 401(k) Plan.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table shows information regarding stock options granted by the Company to the Named Executives during the Company's last fiscal year:

                                                                                                 POTENTIAL
                                                                                             REALIZABLE VALUE
                                                                                                AT ASSUMED
                                                                                              ANNUAL RATES OF
                            NUMBER OF    % OF TOTAL                                             STOCK PRICE
                            SECURITIES    OPTIONS                    MARKET                  APPRECIATION FOR
                            UNDERLYING    GRANTED     EXERCISE OR   PRICE ON                  OPTION TERM(b)
                             OPTIONS     IN FISCAL    BASE PRICE    DATE OF    EXPIRATION   -------------------
NAME                         GRANTED        YEAR       ($/SHARE)     GRANT      DATE(a)        5%        10%
----                        ----------   ----------   -----------   --------   ----------   --------   --------
Frank W. Gay II...........        0          0.0%        $0.00       $0.00        N/A             0          0
Bruce R. Hough............        0          0.0%        $0.00       $0.00        N/A             0          0
Jeffrey A. Hinrichs.......    9,000          5.6%        $5.00       $5.00      12/17/08     28,300     71,718
Leslie M. Brown, Jr.......    9,000          5.6%        $5.00       $5.00      12/17/08     28,300     71,718
William T. Logan..........    5,000          3.1%        $5.00       $5.00      12/17/08     15,722     39,844

------------------------
(a) Options may expire earlier pursuant to the terms of the 1998 Stock Incentive Plan.

(b) Amounts reflect certain assumed rates of appreciation set forth in the SEC's executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of the Company's stock and overall market conditions. At an annual rate of appreciation of 5% per year for the option term, the price of the common stock would be approximately $8.14 per share at the expiration date. At an annual rate of appreciation of 10% per year for the option term, the price of the common stock would be approximately $12.97 per share at the expiration date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
  VALUES

    The following table shows information for the Named Executives concerning stock option exercises during the Company's last fiscal year and options outstanding at the end of the last fiscal year:

                                                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                    SHARES                     OPTIONS AT FY-END             AT FY-END(a)
                                  ACQUIRED ON    VALUE     -------------------------   -------------------------
NAME                               EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                              -----------   --------   -------------------------   -------------------------
Frank W. Gay II.................        0         $  0         207,428/12,800                $79,376/0
Bruce R. Hough..................        0            0          42,120/6,250                  16,179/0
Jeffrey A. Hinrichs.............        0            0         57,550/26,625                  19,050/0
Leslie M. Brown, Jr.............        0            0         21,794/23,500                    0/0
William T. Logan................        0            0          4,375/10,625                    0/0

------------------------

(a) Assumes a fair market value of the common stock at September 30, 1999 equal to $3.88 per share.

    STOCK PLANS

    1995 STOCK PLAN. Nutraceutical's 1995 Stock Option Plan (the "1995 Stock Plan") authorizes grants of stock options and sales of any class or classes of common stock to current or future employees, directors, consultants or advisors of the Company or its subsidiaries. Under the 1995 Stock Plan, the Company is authorized to grant stock options for up to an aggregate of 225,873 shares of common stock, subject to adjustment to prevent any dilution or expansion of the rights of participants. As of September 30, 1999, non-qualified options to purchase an aggregate of 158,862 shares of common stock were outstanding under the 1995 Stock Plan. The Company does not anticipate granting any additional options under the 1995 Stock Plan.

    1998 STOCK INCENTIVE PLAN. Nutraceutical's 1998 Stock Incentive Plan (the "1998 Stock Incentive Plan") provides for the issuance of the following types of incentive awards: stock options, stock appreciation rights, restricted stock, performance grants and other types of awards that the Compensation Committee deems consistent with the purposes of the 1998 Stock Incentive Plan. The 1998 Stock Incentive Plan is administered by the Compensation Committee. Certain employees, advisors and consultants of the Company are eligible to participate in the 1998 Stock Incentive Plan. The Committee selects the participants and determines the terms and conditions of the awards under the 1998 Stock Incentive Plan.

    Options granted under the 1998 Stock Incentive Plan may be either incentive stock options or non-qualified stock options, as determined by the Compensation Committee. The options may also be subject to time vesting and certain other restrictions at the sole discretion of the Compensation Committee. The Board may generally amend the 1998 Stock Incentive Plan at any time. To do this, the Board does not need the approval of Nutraceutical's stockholders, but its decisions will be subject to applicable federal securities and tax law limitations (including regulations of the Nasdaq National Market).

    In aggregate, 1,050,000 shares of Nutraceutical common stock were reserved for issuance under the 1998 Stock Incentive Plan. The 1998 Stock Incentive Plan provides that each Participant will be limited to receiving awards relating to no more than 100,000 shares of common stock per year. As of September 30, 1999, non-qualified options to purchase an aggregate of 394,576 shares of common stock were outstanding under the 1998 Stock Incentive Plan.

    EMPLOYEE STOCK PURCHASE PLAN. The Nutraceutical International Corporation Employee Stock Discount Purchase Plan (the "Stock Purchase Plan") is intended to give employees a convenient means of purchasing shares of common stock through payroll deductions and quarterly elections, if they wish to do so. The Stock Purchase Plan provides an incentive to participate by permitting purchases at a discounted price. The Company believes that ownership of stock by employees will foster greater employee interest in the success, growth and development of the Company.

    Subject to certain restrictions, each of Nutraceutical's employees who is a U.S. resident or a U.S. citizen temporarily on location at a facility outside of the United States will be eligible to participate in the Stock Purchase Plan if the employee has been employed by Nutraceutical for more than one year. The Company has reserved 750,000 shares of common stock for issuance through the Stock Purchase Plan. Each eligible employee is entitled to purchase a maximum number of shares per quarter equal to 15% of gross pay for the immediately prior quarter divided by the purchase price per share. Employees may elect to participate and purchase stock on a quarterly basis. Each participating employee contributes to the Stock Purchase Plan by making a lump sum contribution or by choosing a payroll deduction in any specified amount, with a minimum deduction of $25 per payroll period. A participating employee may increase or decrease the payroll deduction (including a change to a zero deduction) as of the beginning of any calendar quarter and may suspend deductions at any time. The Company credits elected contributions to participants' accounts at the end of each calendar quarter. In addition, employees may make lump sum contributions during a quarter, which will enable them to purchase the maximum number of shares available for purchase during that quarter.

    The Company uses each participating employee's contributions to purchase shares for the employee's share account within 30 days after the last day of each calendar quarter. The cost per share will be 90% of the lower of (i) the closing price of Nutraceutical's common stock on the Nasdaq National Market on the first trading day of the calendar quarter or (ii) the closing price of Nutraceutical's common stock on the Nasdaq National Market on the last trading day of the calendar quarter. The number of shares purchased on each employee's behalf and deposited in the employee's share account will be based on the amount accumulated in the participant's cash account and the purchase price for shares in that calendar quarter. The shares purchased for the employees under the Stock Purchase Plan carry full rights to receive any dividends declared. Pursuant to the Stock Purchase Plan, the Company will automatically use any dividends attributable to shares in the employee's share account to purchase additional shares for that employee's share account. The Company will credit share distributions to the employee's share account as of the record date, and will credit share splits as of the effective date. The participating employee will fully own all account shares and may withdraw them for sale (or otherwise) by written request. Subject to applicable federal securities and tax laws, the Board has the right to amend or to terminate the Stock Purchase Plan. Amendments to the Stock Purchase Plan will not affect any participating employee's right to the benefit of the contributions that have been made prior to the date of any such amendment. If the Stock Purchase Plan is terminated, the Compensation Committee will be required to distribute all shares held in each participating employee's share account plus an amount of cash equal to the balance in each participating employee's cash account.

    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN. The 1998 Non-Employee Director Stock Option Plan (the "Director Option Plan") is intended to encourage stock ownership by certain Nutraceutical directors, to provide those individuals with an additional incentive to manage the Company in the shareholders' best interests and to provide a form of compensation that will attract and retain highly qualified individuals as members of the Board.

    Under the Director Option Plan, the Compensation Committee or the full Board may make discretionary grants of options and determine the terms and conditions of such options. The Director Option Plan provides for the granting of options to non-employee directors, as defined, for up to an aggregate of 150,000 shares of common stock of the Company, subject to certain adjustments reflecting changes in the Company's capitalization. Although each member of the Compensation Committee is eligible to participate in the Director Option Plan, the full Board must approve grants made to a member of the Compensation Committee, with the involved member abstaining from the vote. Nutraceutical is under no obligation to retain as a director any Director to whom it has granted an option.

    401(K) PLAN. Nutraceutical has a 401(k) defined contribution profit sharing plan that covers substantially all employees. Under the plan, employees may contribute up to 15% of their compensation, not to exceed the prescribed annual statutory limit ($10,000 for calendar 1999). The Company makes matching and discretionary contributions to the plan which approximate 4% of all plan participants' salaries and wages.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    UNDER THE RULES OF THE SEC, THIS COMPENSATION COMMITTEE REPORT IS NOT DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT BY REFERENCE INTO ANY FILINGS WITH THE SEC.

    The following report has been submitted by the Compensation Committee of the
Board:

    The Compensation Committee was established by the Board in February 1998 in connection with the Company's initial public offering. The Compensation Committee is currently comprised of Messrs. Gay II and Levin. Mr. Rehnert served on the Compensation Committee until December 1, 1999, at which time he resigned from the Board.

    The Compensation Committee is responsible (i) for reviewing the recommendations of the Company's chief executive officer on compensation levels of all other officers of the Company and (ii) adopting and changing compensation policies and practices of the Company and reporting its recommendations to the full Board. In addition, the Compensation Committee is responsible for the administration of the Company's stock plans. In reviewing the Company's compensation programs, the Compensation Committee intends to adhere to a compensation philosophy that (i) attracts and retains qualified executives who will add to the long-term success of the Company, (ii) contributes to the achievement of operational and strategic objectives and (iii) is commensurate with each executive's performance, level of responsibility and overall contribution to the success of the Company. In making its recommendations to the full Board concerning adjustments to compensation levels, the Compensation Committee intends to consider the financial condition and operational performance of the Company during the prior year. The Compensation Committee expects the Company's executive compensation program to consist of three principal components: (i) base salary, (ii) annual bonus and (iii) long-term equity incentives. The Committee has set forth below a discussion as to how such compensation was determined.

    BASE SALARY. In fiscal 1999, the base salary for each executive officer of the Company was determined based on the expected level of responsibility of the executive officer and competitive market conditions.

    ANNUAL BONUS. Each executive officer of the Company is eligible to earn a bonus based upon individual performance during the fiscal year and the Company's performance generally.

    LONG-TERM EQUITY INCENTIVES. Prior to the completion of Nutraceutical's initial public offering, the Company adopted the 1998 Stock Incentive Plan. Under the 1998 Stock Incentive Plan, the Compensation Committee was granted broad authority to award equity-based compensation arrangements to any eligible employee, consultant or advisor of the Company. Since the ultimate value of stock options bears a direct relationship to market price of the common stock, the Compensation Committee believes that awards under the 1998 Stock Incentive Plan are an effective incentive for the Company's management to create value for the Company's stockholders.

    The foregoing report has been approved by all members of the Compensation Committee.

/s/ FRANK W. GAY II
-------------------------------------------                 /s/ MATTHEW S. LEVIN
Frank W. Gay II                                             -------------------------------------------
CHAIRMAN                                                    Matthew S. Levin

                               PERFORMANCE GRAPH

    The following graph shows the Company's cumulative total stockholder return since the common stock became publicly traded on February 19, 1998. The graph assumes that the value of the investment in the Company's common stock at its initial public offering price of $17.50 per share and each index was $100.00 on February 19, 1998.

  COMPARISON OF THE CUMULATIVE TOTAL RETURN AMONG NEUTRACEUTICAL INTERNATIONAL
                                  CORPORATION,
  THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE ADAMS, HARKNESS & HILL HEALTHY
                                  LIVING INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             NUTRACEUTICAL     NASDAQ     ADAMS, HARKNESS &
             International  Stock Market       Hill Healthy
               Corporation  (U.S.) Index       Living Index
Feb 19 1998           $100          $100               $100
9/98                   $40           $99                $64
9/99                   $22          $160                $50

------------------------

(1) The closing sale price of the common stock on September 30, 1999 was $3.88 per share, as reported by the Nasdaq National Market.

        SUBMISSION OF STOCKHOLDERS' PROPOSALS AND ADDITIONAL INFORMATION

    Proposals of stockholders intended to be eligible for inclusion in the Company's proxy statement and proxy card relating to the 2001 annual meeting of stockholders of the Company must be received by the Company on or before the close of business December 31, 2000. Such proposals should be submitted by certified mail, return receipt requested.

    Nutraceutical's bylaws provide that a stockholder wishing to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders must give written notice to the Company's Secretary not less than 60 days nor more than 90 days prior to the meeting and that such notice must meet certain other requirements. Any stockholder interested in making such a nomination or proposal should request a copy of the provisions of Nutraceutical's bylaws from the Secretary of the Company.

                    NUTRACEUTICAL INTERNATIONAL CORPORATION

                                     PROXY

          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 29, 2000 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints Frank W. Gay II and
Leslie M. Brown, Jr., and each or any of them, proxies of the undersigned ("Proxy Representatives"), with full power of substitution, to vote all of the shares of Nutraceutical International Corporation, a Delaware corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting to be held at the Park City Marriott, 1895 Sidewinder Drive, Park City, Utah 84060 on Tuesday, February 29, 2000 at 9:00 a.m. (Mountain Standard Time) or at any adjournment or postponement thereof, as shown on the voting side of this card.
                         ------------------------------

                                SEE REVERSE SIDE
                         ------------------------------

/X/  Please mark your votes as in this example.

This proxy will be voted as specified. If a choice is not specified, this proxy will be voted FOR the nominees for Class II Directors and FOR Proposal 2.

1.  Election of all nominees for Class II Directors listed hereon.

Nominees:  Michael D. Burke
           James D. Stice
/ /  FOR    / /  WITHHELD

    For all nominees listed hereon, except vote withheld from the following nominee(s):

    ----------------------------------------------------------------------------

2. Ratification of PricewaterhouseCoopers LLP as the Company's independent certified public accountants for the fiscal year ending September 30, 2000.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. In their discretion, the Proxy Representatives are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    This Proxy should be dated, signed by the stockholder exactly as the stockholder's name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

    Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                              __________________________________

                                              __________________________________
                                              Signature(s)                  Date